Exhibit 99.1

Bitech Technologies New Trading Symbol is BTTC

Costa Mesa, CA, July 8, 2022 – Bitech Technologies Corporation [OTCQB: BTTC] (the “Company”), a global technology solution provider dedicated to providing a suite of green energy solutions with a focus in cryptocurrency mining, data centers and other renewable energy initiatives today announces that the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it has received the necessary documentation to process the Company’s request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022.

The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. will be changed to “BTTC” on or about July 8, 2022.

About Bitech Technologies Corporation

Bitech Technologies Corporation (OTCQB: BTTC), formerly known as Spine Injury Solutions, Inc., is a global technology solution provider dedicated to providing a suite of green energy solutions with a focus on cryptocurrency mining, data centers, commercial and residential utility, electric vehicle, and other renewable energy initiatives. Bitech seeks to offer its Evirontek Integrated Platform to resolve the exorbitantly high cost of electricity in crypto mining and related industries. Its core technology is Tesdison, a revolutionary U.S. patented self-charging dual-battery system technology providing increased efficiency in power generation. Bitech seeks business partnerships with renewable energy providers for various applications and engages with value-added resellers to facilitate and implement our scalable and modular system solution. For more information, please visit www.bitech.tech.

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Bitech Technologies Corporation

Investor Relations

Tel: 1.855.777.0888

Email: info@bitech.tech